UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2004

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(760) 603-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Invitrogen Corporation (the “Company”) entered into an Employment Agreement effective on October 13, 2004, with David Hoffmeister for Mr. Hoffmeister to serve as the Company’s Chief Financial Officer, Senior Vice President, Finance. Under the Agreement, Mr. Hoffmeister will receive a base salary at the annualized rate of $425,000, and he is entitled to receive an annual bonus pursuant to the Company’s Incentive Compensation Plan. Mr. Hoffmeister’s target bonus under the Incentive Compensation Plan has been guaranteed for his first year of employment, and Mr. Hoffmeister is eligible to receive an additional one time bonus under the Company’s medium term incentive plan, payable in March 2007, provided certain conditions are met. Mr. Hoffmeister is also entitled to receive a one time signing bonus of $375,000, refundable to the Company on a pro rata basis in the event of his voluntary termination or termination for cause during the first two years of employment. The Agreement also provides for a $225,000 employment bonus payable on or before each of the first three anniversary dates of Mr. Hoffmeister’s initial employment provided he is still employed by the Company on those dates or his employment was terminated for certain reasons. Mr. Hoffmeister received a grant of options to purchase 200,000 shares of the Company’s common stock, as well as a grant of 50,000 restricted stock units, each subject to certain vesting provisions. The Agreement also provides Mr. Hoffmeister with severance benefits in the event of his termination for certain reasons. In connection with his employment, Mr. Hoffmeister also entered into Change-in-Control and Indemnification Agreements with the Company, as well as Incentive and Non-Statutory Stock Option Agreements and a Restricted Stock Unit Agreement, each of which is filed as an exhibit to this Report.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company’s Chief Financial Officer, C. Eric Winzer, resigned that position effective October 13, 2004. Effective as of the same date, the Company has appointed David Hoffmeister as its new Chief Financial Officer. Mr. Hoffmeister has held various positions for the past 20 years with McKinsey & Company, most recently since 1997 as a Director. Prior to joining McKinsey, Mr. Hoffmeister held financial positions at GTE and W.R. Grace. Mr. Hoffmeister received a BS, economics and business, from the University of Minnesota, and an MBA from the University of Chicago. Mr. Hoffmeister is 50 years old. The terms of Mr. Hoffmeister’s employment are as set forth above under item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

10.1	Employment Agreement by and between Invitrogen Corporation and David F. Hoffmeister, effective October 13, 2004.

10.2	Notice of Grant and Incentive Stock Option Agreement by and between Invitrogen Corporation and David F. Hoffmeister, effective October 13, 2004.

10.3	Notice of Grant and Nonstatutory Stock Option Agreement by and between Invitrogen Corporation and David F. Hoffmeister, effective October 13, 2004.

10.4	Notice of Grant and Restricted Stock Unit Agreement by and between Invitrogen Corporation and David F. Hoffmeister, dated October 13, 2004.

10.5	Change-in-Control Agreement by and between Invitrogen Corporation and David F. Hoffmeister, dated as of October 13, 2004.

10.6	Indemnification Agreement by and between Invitrogen Corporation and David F. Hoffmeister, dated as of October 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
(Registrant)

Date October 18, 2004	/s/ John A. Cottingham
John A. Cottingham
Sr. Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description
10.1	Employment Agreement by and between Invitrogen Corporation and David F. Hoffmeister, effective October 13, 2004.

10.2	Notice of Grant and Incentive Stock Option Agreement by and between Invitrogen Corporation and David F. Hoffmeister, effective October 13, 2004.

10.3	Notice of Grant and Nonstatutory Stock Option Agreement by and between Invitrogen Corporation and David F. Hoffmeister, effective October 13, 2004.

10.4	Notice of Grant and Restricted Stock Unit Agreement by and between Invitrogen Corporation and David F. Hoffmeister, dated October 13, 2004.

10.5	Change-in-Control Agreement by and between Invitrogen Corporation and David F. Hoffmeister, dated as of October 13, 2004.

10.6	Indemnification Agreement by and between Invitrogen Corporation and David F. Hoffmeister, dated as of October 13, 2004.